NOTE REPURCHASE AGREEMENT

This NOTE REPURCHASE AGREEMENT (this “Agreement”) to repurchase Cambium Learning Group, Inc. 9.75% Senior Secured Notes Due 2017, is made as of April 22, 2014, by and between Cambium Learning Group, Inc., a Delaware corporation (the “Issuer”) and GoldenTree Asset Management (the “Holder”).

WHEREAS, the Holder is the owner and legal and beneficial holder of certain 9.75% Senior Secured Notes Due 2017 of the Issuer, in the aggregate principal amount of $5,000,000 (the “Notes”), issued under an Indenture, dated as of February 17, 2011, between the Issuer, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”);

WHEREAS, the Notes, to date, have not matured; and

WHEREAS, the Holder desires and is willing to sell to the Issuer, and the Issuer desires to repurchase from the Holder, the Notes, upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements and warranties contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions. When used herein, the following terms shall have the meanings set forth below:

(a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(b) “Encumbrance” means any pledge, hypothecation, assignment, lien, restriction, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever.

(c) “Organizational Documents” means: (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

(d) “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or authority or any other entity.

(e) “Transfer Restriction” means, with respect to any security or other property, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or other property or to enforce the provisions thereof or of any document related thereto, whether set forth in such security or other property itself or in any document related thereto or arising by operation of law, including, without limitation, such conditions or restrictions arising under federal, state or foreign laws or under any contracts, arrangements or agreements.

2. Sale and Purchase of the Notes. Subject to the terms and conditions of this Agreement, the Issuer agrees to purchase from the Holder, and the Holder agrees to sell to the Issuer, the Notes (the “Transaction”) at an aggregate purchase price of Five Million and One Hundred Thousand Dollars and No Cents ($5,100,000), plus accrued and unpaid interest thereon in the amount of Ninety-four Thousand and Seven Hundred and Ninety-one Dollars and Sixty-seven Cents ($94,791.67) (collectively, the “Purchase Price”). The purchase and sale of the Notes shall take place as of 5:00 p.m., New York City time, on April 22, 2014 (the “Trade Date”). Upon receipt by the Holder of the Purchase Price, the Issuer shall become the legal and beneficial owner of the Notes and of all rights and interest therein or related thereto and to the monies due and to become due under the terms of the Notes. The Holder hereby agrees that upon the settlement of the Transaction pursuant to Section 7 below, the Notes shall be cancelled and the Issuer shall have no further obligation to the Holder thereunder.

3. Representations, Warranties and Agreements of the Holder.

The Holder hereby represents, warrants to, and agrees with, the Issuer, on the date hereof and on the Trade Date and the Settlement Date (as defined below):

(a) The Holder has the power and capacity to enter into this Agreement and to consummate the Transaction. The execution, delivery, and performance by the Holder of this Agreement and the consummation by the Holder of the Holder’s obligations hereunder have been duly authorized by all necessary action in respect thereof by the Holder. This Agreement has been duly and validly executed and delivered by the Holder and constitutes the legal, valid and binding obligation of the Holder, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies. Any Person signing this Agreement on behalf of the Holder has been duly and validly authorized and empowered to do so and has the authority to bind the Holder and to effectuate the transactions contemplated by this Agreement.

(b) The execution, delivery and performance by the Holder of this Agreement and consummation by the Holder of the Transaction do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Holder; (ii) violate any provision of any federal or state statute, rule or regulation which is, to the Holder’s knowledge, applicable to the Holder; (iii) conflict with, or result in any violation of, any provision of any Organizational Document of the Holder; or (iv) violate or result in a default under any contract to which the Holder or any of such Holder’s assets or properties are bound. No consent or approval of, or filing with, any governmental authority or other Person not a party hereto is required for the execution, delivery and performance by the Holder of this Agreement or the consummation of the Transaction.

(c) The Holder is the beneficial owner of the Notes, free and clear of any Encumbrances, and upon the transfer of the Notes to the Issuer, the Issuer will acquire good and marketable title thereto, free and clear of any Encumbrances or Transfer Restrictions, other than Transfer Restrictions arising solely under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or under similar state securities laws (the “Permitted Securities Law Restrictions”).

(d) No proceedings relating to the Notes are pending or, to the knowledge of the Holder, threatened, before any court, arbitrator or administrative or governmental body or authority that would adversely affect the Holder’s right to transfer the Notes to the Issuer.

(e) The Holder, by reason of, among other things, the Holder’s business and financial experience, is capable of evaluating the merits and risks of the Transaction and of protecting the Holder’s own interests in connection with the Transaction. The Holder is aware of the Issuer’s business affairs and financial condition, and has acquired sufficient information about the Issuer to reach an informed and knowledgeable decision to sell the Notes owned by the Holder.

(f) The Holder acknowledges that the Holder is aware and understands that the Issuer is the Issuer of the Notes, and that the Issuer has informed the Holder that, among other things, the Issuer, as the Issuer of the Notes, is in possession of substantial information which may be material and/or nonpublic (collectively, the “Issuer Information”) and which, if publicly disclosed, could foreseeably affect the trading price of the Notes, including information that may be indicative that the value of the Notes is substantially lower or higher than the Purchase Price being paid in the Transaction, or which, if known to the Holder, could foreseeably have impacted the Holder’s decision to sell the Holder’s Sale Notes or to enter into this Agreement.

(g) Notwithstanding the Issuer’s possession of the Issuer Information, which is not being disclosed to the Holder, the Holder wishes to enter into the Transaction at this time for the Holder’s own business purposes. The Holder acknowledges that the Issuer would not enter into the Transaction with the Holder in the absence of the protections afforded to the Issuer by the Holder’s representations, warranties and agreements in this Section 3 and that the Holder is providing such representations, warranties and agreements, including the waivers contained in this Agreement, as an inducement to the Issuer to consummate the Transaction.

(h) The Holder is (i) an “accredited investor” within the meaning of Rule 501 under the Securities Act, (ii) is experienced, sophisticated and knowledgeable in the trading of securities and other instruments of private and public companies and (iii) understands the disadvantage to which the Holder is subject on account of the disparity of the access to, and possession of, the Issuer Information between the Issuer and the Holder. The Holder has conducted an independent evaluation of the Notes to determine whether to engage in the Transaction and, notwithstanding the absence of access by the Holder to the Issuer Information, the Holder is desirous of consummating the Transaction.

(i) The Holder acknowledges and agrees that the sale of the Notes by the Holder and the purchase of the Notes by the Issuer pursuant to the Transaction shall constitute the final disposition of the Notes by the Holder, and, following the consummation of the Transaction and the Holder’s receipt of the Purchase Price as full consideration for the Notes, the Holder shall have no further rights with respect to the Notes, including, without limitation, any right or entitlement to participate in any future repurchases by the Issuer of its Notes whether pursuant to a note repurchase program, open market purchase, tender offer or otherwise, and shall not be entitled to any additional consideration in respect of the Notes by virtue of any of the foregoing actions on the part of the Issuer or its representatives and waives any and all rights thereto. The Holder intends to effect, to the maximum extent permitted by law, an irrevocable, voluntary, complete and knowing waiver of the Holder’s rights as set forth in this Section 3(i). Each of the terms of the waivers and releases set forth in this Section 3(i) shall survive the execution and delivery of this Agreement and the consummation of the Transaction.

(j) The Holder hereby irrevocably waives any and all actions, causes of action, rights or claims, whether known or unknown, contingent or matured, and whether currently existing or hereafter arising, that the Holder may have or hereafter acquire against the Issuer or any of its Affiliates (collectively, the “Issuer Released Persons” and each, individually, an “Issuer Released Person”) in any way, directly or indirectly, arising out of, relating to or resulting from the Issuer’s or such other Persons’ failure to disclose any Issuer Information to the Holder, including, without limitation, claims it may have or hereafter acquire under applicable federal and/or state securities laws. The Holder also agrees that the Holder shall not institute or maintain any cause of action, suit, complaint or other proceeding against any Issuer Released Person as a result of the Issuer’s or such other Persons’ failure to disclose any Issuer Information to the Holder. The Holder intends to effect, to the maximum extent permitted by law, an irrevocable, voluntary, complete and knowing waiver of the Holder’s rights as set forth in this Section 3(j). Each of the terms of the waivers and releases set forth in this Section 3(j) shall survive the execution and delivery of this Agreement and the consummation of the Transaction.

(k) The Holder has independently received all information (but not the Issuer Information) it considers necessary or appropriate to determine whether to sell the Notes to the Issuer pursuant to this Agreement. The Holder has been given the opportunity to consult with the Holder’s own counsel and financial and other advisors, including tax advisors, with respect to this Agreement and the terms hereof and the Transaction to be consummated hereunder and has delivered this Agreement freely and voluntarily. The Holder is relying solely on such advisors and not on any statements or representations of the Issuer.

(l) The Holder acknowledges that the Issuer may disclose the terms of the Transaction and this Agreement in certain current and periodic reports that the Issuer is required to file with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), which public disclosures are hereby consented to and approved.

(m) Neither the Issuer nor any of its Affiliates or any of their respective representatives are making any representations or warranties to the Holder, and the Holder is not relying on any statements, whether oral or written, which may have been made at any time by the Issuer or any of its Affiliates or any of their respective representatives, except for those representations and warranties of the Issuer expressly set forth in Section 4 of this Agreement.

(n) The Holder has made no general solicitation in connection with the sale of the Notes, acknowledges that it independently approached the Issuer regarding the Transaction contemplated hereby, and that the Issuer did not initiate or attempt to initiate the Transaction contemplated hereby.

4. Representations, Warranties and Agreements of the Issuer.

The Issuer hereby represents, warrants to, and agrees with the Holder, as of the date hereof and on the Trade Date and the Settlement Date:

(a) The Issuer has the power and capacity to enter into this Agreement and to consummate the Transaction. This Agreement has been duly and validly executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b) The execution, delivery and performance by the Issuer of this Agreement and consummation by the Issuer of the Transaction do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Issuer; (ii) violate any provision of any federal or state statute, rule or regulation which is, to the Issuer’s knowledge, applicable to the Issuer; (iii) conflict with, or result in any violation of, any provision of any Organizational Document of the Issuer; or (iv) violate or result in a default under any material contract to which the Issuer or any of the Issuer’s assets or properties are bound. No consent or approval of, or filing with, any governmental authority or other Person not a party hereto is required for the execution, delivery and performance by the Issuer of this Agreement or the consummation of the Transaction.

5. Conditions Precedent to Obligations of the Issuer. The obligations of the Issuer to pay the Purchase Price on the Settlement Date are subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Holder contained herein shall be true and correct in all respects as of the Trade Date and the Settlement Date.

(b) The Holder shall have complied in all respects with all of the Holder’s covenants and agreements contained herein to be performed by the Holder on or prior to the Settlement Date.

6. Conditions Precedent to Obligations of the Holder. The obligations of the Holder to deliver the Notes on the Settlement Date are subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Issuer contained herein shall be true and correct in all respects as of the Trade Date and the Settlement Date.

(b) The Issuer shall have complied in all respects with all of the Issuer’s covenants and agreements contained herein to be performed by the Issuer on or prior to the Settlement Date.

(c) The Holder shall have received the wire transfer referred to in Section 7 hereof.

7. Settlement.

(a) Settlement of the Transaction shall take place on April 25, 2014 (the “Settlement Date”). On the Settlement Date, subject to Sections 5 and 6 hereof, the Holder shall deliver to the Issuer or to the Trustee the Notes, duly endorsed or accompanied by an assignment duly endorsed in a form acceptable to the Issuer and the Trustee, or by means of the book-entry transfer procedures of the Depositary Trust Company, as depositary for the Notes, or by other means of transfer acceptable to the Issuer, against payment by the Issuer of the Purchase Price.

(b) The Notes delivered to the Issuer pursuant to this Agreement shall be free and clear of all Encumbrances and Transfer Restrictions (other than the Permitted Securities Law Restrictions).

(c) The Issuer shall pay the Purchase Price to the Holder by wire transfer of immediately available funds to the bank account on Schedule I attached hereto.

(d) The Issuer and the Holder shall, upon the reasonable request of the other, execute and deliver all other such documents and instruments reasonably deemed necessary or desirable by the other parties to fully effect the Transaction contemplated hereby.

8. Amendment. This Agreement shall not be amended, modified or supplemented except in a writing signed by the Issuer and the Holder.

9. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received, if given in person or by a courier or a courier service, (b) on the date of transmission, if sent by facsimile transmission or other means of electronic transmission (provided that the sending party retains written evidence of confirmed transmission), or (c) when actually received, if mailed by first-class certified or registered United States mail or recognized overnight courier service, postage-prepaid and return receipt requested, and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in the case of the Issuer, to Cambium Learning Group, Inc., 17855 North Dallas Parkway, Suite 400, Dallas, Texas 75287, Attention: General Counsel and Secretary, and, in the case of the Holder, to the address of the Holder set forth below the Holder’s name on the signature page hereto, or, in either case, at such other address as the recipient party may designate for such party in writing by notice to the other parties, given as herein provided.

10. Counterparts; Facsimile or Electronic Signatures. This Agreement may be executed in two or more counterparts. Each such counterpart shall be deemed to be an original, but all of which together shall constitute one and the same document. Executed counterparts to this Agreement transmitted by facsimile or by electronic transmission of portable document format (PDF) files or tagged image file format (TIF) files shall be deemed to be original signatures for all purposes.

11. GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. The parties hereby submit to the exclusive jurisdiction of any state or federal court sitting in New York County over any suit, action or proceeding arising out of or relating to this Agreement and waive any claims of lack of personal jurisdiction or forum non conveniens. The parties agree that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the parties and may be enforced in any other courts to whose jurisdiction other parties are or may be subject, by suit upon such judgment.

12. Expenses. Except as otherwise expressly provided herein, each party hereto will bear his or its own expenses in connection with the purchase and sale of the Notes contemplated hereby.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties with respect to such subject matter.

14. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected thereby.

15. Captions. The Section captions herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

16. Currency. All references to “dollars” or “$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

17. Specific Performance. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from a breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, each other party shall, in addition to any other rights or remedies that it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and, to the maximum extent permitted by law, consents to have each provision of this Agreement specifically enforced against such party, without the necessity of posting bond or other security against him or it, and consents to the entry of injunctive relief against him or it enjoining or restraining any breach or threatened breach of any provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ISSUER:

CAMBIUM LEARNING GROUP, INC.

By: /s/ Barbara Benson
Name: Barbara Benson
Title: Chief Financial Officer

HOLDER:

GOLDENTREE ASSET MANAGEMENT

By: /s/ George Travers
Name: George Travers
Title: Chief Compliance Officer

Address:	300 Park Avenue

New York, NY 10022

Facsimile:

E-mail: